SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 14, 2009

BALQON CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-52337	33-0989901
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 240th Street, Harbor City, California	90710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (714) 836-6342

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                OTHER EVENTS.

Balqon Corporation is preparing to hold its annual meeting of stockholders at 10:00 a.m. on October 23, 2009 at Balqon’s principal executive offices located at 1420 240th Street, Harbor City, California 90710.  All holders of record of Balqon’s common stock outstanding as of the close of business on October 8, 2009 will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting. Balqon desires to inform its stockholders of the deadlines for stockholder proposals to be discussed and voted upon at the annual meeting.

Proposals by stockholders that are intended for inclusion in Balqon’s proxy statement and proxy and to be presented at the special meeting must be delivered to Balqon’s President at Balqon’s principal executive offices by the close of business on September 21, 2009 in order to be considered for inclusion in Balqon’s proxy materials.  Those proposals may be included in Balqon’s proxy materials if they comply with the rules and regulations of the Securities and Exchange Commission governing stockholder proposals. In addition, for all other proposals by stockholders to be timely, a stockholder’s notice must be delivered to, or mailed and received at, Balqon’s principal executive offices not later than September 25, 2009.  If a stockholder fails to notify Balqon of any such proposal on or prior to that date, the chairperson of the meeting may prohibit the proposal from being presented at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALQON CORPORATION

Date: September 14, 2009	By: /s/BALWINDER SAMRA
Balwinder Samra, President and
Chief Executive Officer

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